Exhibit 5.1

June 11, 2007

Progressive Gaming International Corporation

920 Pilot Road

Las Vegas, NV 89119

Ladies and Gentlemen:

You have requested my opinion with respect to certain matters in connection with the filing by Progressive Gaming International Corporation, a Nevada corporation (the “Company”) of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to an aggregate of 3,660,606 shares of the Company’s common stock, $.10 par value, (the “Shares”) pursuant to the Company’s New-Hire Equity Incentive Plan (the “New-Hire Plan”), 2005 Equity Incentive Plan (the “2005 Plan”) and the Amended and Restated Director Stock Option Plan (the “Director Plan”, and together with the New-Hire Plan and 2005 Plan, the “Company Plans”), and the VirtGame Corp. (formerly known as Virtual Gaming Technologies, Inc.) 1997 Stock Option Plan (the “VirtGame 1997 Plan”) and the VirtGame Corp. (formerly known as Virtgame.Com Corp.) 2002 Stock Option and Grant Plan (together with the Company Plans and the VirtGame 1997 Plan, the “Plans”).

In rendering the opinion expressed herein, I have examined and relied upon the Registration Statement and related prospectuses, the Plans, the Company’s Amended and Restated Articles of Incorporation and Bylaws, as amended, and such other documents, corporate records, certificates of public officials and certificates as to factual matters executed by officers of the Company as I have deemed necessary or appropriate. I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of all documents, records and certificates submitted to me as originals, the conformity to the originals of all documents, records and certificates submitted to me as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to me as copies.

Based upon and subject to the foregoing, I am of the opinion that the Shares, when issued and sold in accordance with the Plans, the Registration Statement and related prospectuses, will be legally issued, fully paid and non-assessable shares of the Company.

I am admitted to practice law in the State of Nevada and I express no opinions as to matters under or involving any laws other than the laws of the State of Nevada and the federal laws of the United States.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Robert Ziems
Robert Ziems
Executive Vice President, General Counsel and Secretary